Exhibit 10.10

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Third Amended and Restated Investor Rights Agreement (the “Agreement”) dated as of August 30, 2004, is entered into by and among VistaPrint Limited (the “Company”), the Prior Investors listed on Schedule I attached hereto (individually, a “Prior Investor” and, collectively, the “Prior Investors”), the Series A Investors listed on Schedule II attached hereto (individually, a “Series A Investor” and, collectively, the “Series A Investors”), and the Series B Investors listed on Schedule III attached hereto (individually, a “Series B Investor” and, collectively, the “Series B Investors”).

BACKGROUND

WHEREAS, the Company, the Prior Investors, the Series A Investors and certain of the Series B Investors are parties to the Second Amended and Restated Investor Rights Agreement dated August 19, 2003, as amended (the “Original Agreement”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and certain of the Series B Investors have entered into a certain Series B Convertible Preference Share Purchase Agreement (the “2004 Purchase Agreement”) in connection with the issuance and sale by the Company to such Series B Investors of the Company’s Series B Convertible Preference Shares, $0.001 par value per share (the “Series B Preference Shares”); and

WHEREAS, the Company, the Prior Investors, the Series A Investors and the Series B Investors that are parties to the Original Agreement wish to amend and restate in its entirety the Original Agreement to reflect the issuance of additional Series B Preference Shares on the terms and conditions set forth in the 2004 Purchase Agreement and to make certain other changes to the terms of the Original Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other valuable consideration, receipt of which is hereby acknowledged, the Company, the Prior Investors, the Series A Investors and the Series B Investors hereto agree that the Original Agreement is hereby amended and restated as follows:

ARTICLE I. DEFINITIONS

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“2003 Purchase Agreement” means the Series B Convertible Preference Share Purchase Agreement dated as of August 19, 2003, as amended, among the Company and the persons and entities listed on Schedule 1 attached thereto.

“Affiliate” means, with respect to any person or entity, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such person or entity, including, without limitation, any partner of such person or entity and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners of such person or entities. For purposes of this definition, “control” of any entity shall mean owning more than 50% of such entity’s issued voting interests, or having the power to appoint at least a majority of such entity’s board of directors (or similar governing body).

“BMA” means the Bermuda Monetary Authority.

“Board of Directors” means the Company’s board of directors.

“Bye-Laws” means the bye-laws of the Company as they may be amended from time to time.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Shares” means the Company’s common shares, $0.001 par value per share.

“Companies Act” means the Bermuda Companies Act 1981, as amended from time to time.

“Competitor” means an entity (i) of which a Shareholder notifies the Company in writing in connection with a proposed transfer of Voting Shares or the exercise of inspection rights pursuant to Section 1 of Article V, and (ii) that a majority of the Board of Directors reasonably determines to be a direct competitor of the Company and provides written notification to such Shareholder of such determination within twenty (20) days following the notification provided by the Shareholder in accordance with clause (i).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“GAAP” means generally accepted accounting principals in the United States.

“Highland” means Highland Capital Partners VI Limited Partnership.

“Highland B” means Highland Capital Partners VI-B Limited Partnership

“Highland Capital Partners” means collectively, Highland, Highland B, Highland Entrepreneurs’ Fund VI Limited Partnership and, except for purposes of Section 1(b) of Article V, any persons or entities to whom the rights granted under this Agreement are Transferred by Highland Capital Partners, their successors or assigns.

“Holder” means a holder of Preference Shares.

“Initial Public Offering” means the Company’s initial firm commitment underwritten public offering of Common Shares at a price per share of at least $8.00 (subject to appropriate adjustment for share splits, share dividends, share consolidations or other similar recapitalizations affecting the number of issued Common Shares) pursuant to an effective Registration Statement resulting in gross proceeds to the Company of at least $35,000,000; provided, however, if the Initial Public Offering shall not have occurred by December 31, 2005, the price per share set forth in the foregoing clause shall be increased to $12.33 (subject to appropriate adjustment for share splits, share dividends, share consolidations or other similar recapitalizations affecting the number of issued Common Shares).

“Major Series B Holders” means Highland Capital Partners and HarbourVest Partners VI-Direct Fund L.P.

“Preference Shares” shall collectively mean the Series A Preference Shares and the Series B Preference Shares.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Prior Investor Shares” means any Voting Shares held by the Prior Investors.

“Registrable Shares” means (i) the Common Shares delivered or deliverable upon conversion of the Preference Shares, (ii) any Common Shares, and any Common Shares delivered or deliverable upon the conversion or exercise of any other securities, acquired by a Holder pursuant to Article III of this Agreement, (iii) any other Common Shares issued in respect of such shares (because of share splits, share dividends, share consolidations, reclassifications, recapitalizations, or similar events), and (iv) any Voting Shares held by the Prior Investors; provided, however, that a Shareholder’s Common Shares that are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, (ii) upon any sale in any manner to a person or entity which, by virtue of Article VII, Section 3 of this Agreement, is not entitled to the rights provided by this Agreement or (iii) at such time as all of the Registrable Shares then held by such Shareholder may be sold without restriction as to volume under Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include Common Shares deliverable upon conversion of the Preference Shares even if such conversion has not been effected.

“Registration Statement” means (i) a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation) or (ii) any filing made in Bermuda under Part III of the Companies Act.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Selling Shareholder” means any Shareholder owning Registrable Shares included in a Registration Statement.

“Series A Investor Shares” means any Voting Shares held by the Series A Investors.

“Series A Preference Shares” shall mean the Company’s Series A Convertible Preference Shares, $0.001 par value per share.

“Series B Preference Shares” shall mean the Company’s Series B Convertible Preference Shares, $0.001 par value per share.

“Shareholders” means the Series B Investors, the Prior Investors, the Series A Investors, and any persons or entities to whom the rights granted under this Agreement are Transferred by any Series B Investor, Prior Investor or Series A Investor, their successors or assigns pursuant to Article VII, Section 3 below.

“Subsidiary” or “Subsidiaries” shall mean any corporation, 50% or more of the outstanding voting securities of which shall at the time be owned by the Company or by one or more Subsidiaries, or any other entity or enterprise, 50% or more of the equity of which shall at the time be owned by the Company or by one or more Subsidiaries.

“Transfer” and any grammatical variation thereof means any sale, transfer, pledge, encumbrance, or other disposition, whether voluntarily, involuntarily or by operation of law.

“Voting Shares” means any and all Common Shares, Preference Shares and/or other shares in the capital of the Company, by whatever name called, that carry voting rights (including voting rights which arise by reason of default) and that are now owned or subsequently acquired by a Shareholder, however acquired, including without limitation shares acquired pursuant to share splits, share dividends, share consolidations, recapitalizations and other similar events affecting such shares.

ARTICLE II. VOTING RIGHTS

1. Voting of Shares.

(a) Subject to Section 3 of this Article II below, in any and all elections of directors of the Company (whether at a meeting or by written resolution in lieu of a meeting), each Shareholder shall vote or cause to be voted all Voting Shares owned by him, her or it or over which such Shareholder has voting control (and attend, in person or by proxy for purposes of obtaining a quorum, or by execution of written resolution in lieu of meetings), and otherwise use his, her, or its best efforts, and the Company agrees to take all necessary and desirable actions within its control (including, but not limited to the nomination of specified persons), so as to fix the number of directors of the Company at seven (7) and to cause and maintain the election to the Board of Directors as follows:

(i) two (2) members, one of which is designated by Highland, and the other of which is designated by Highland B (collectively, the “Series B Designees”), who shall initially be Paul Maeder and Fergal Mullen, respectively;

(ii) two (2) members designated by the Series A Investors who are the holders of a majority of the Series A Investor Shares in issue at the time of such election (the “Series A Designees”), who shall initially be Valerie Gombart and Louis Page;

(iii) one (1) member designated by the holders of a majority of the Common Shares in issue at the time of such election (the “Common Shares Designee”), who shall initially be Robert Keane; and

(iv) two (2) members who shall be independent, non-employee directors designated by a majority of the Board of Directors, including the Series B Designees (the “Independent Designees”), one of whom shall initially be George Overholser and one of whom shall initially be so designated, approved and elected by February 19, 2005. Until the Independent Designee other than George Overholser is initially elected, the Series A Designees shall designate an incumbent member of the Board of Directors to serve in such position, who shall initially be Olivier Protard; provided, that to the extent an Independent Designee is not designated by a majority of the Board of Directors, including the Series B Designees, within the time period specified herein with respect to such Independent Designee, the Shareholders shall vote or cause to be voted their Voting Shares to remove from the Board of Directors the incumbent designated by the Series A Designees to serve in the position of such Independent Designee, and the vacancy created thereby shall be filled only by a person designated by a majority of the Board of Directors, including the Series B Designees.

(b) The Company shall provide the Shareholders with at least 30 days’ prior written notice of any intended mailing of a notice to Shareholders for a meeting at which directors are to be elected. Highland, Highland B, the Series A Investors and the holders of Common Shares party to this Agreement shall give written notice to all parties to this Agreement, no later than 20 days prior to such mailing, of their respective designees for election as directors. If Highland, Highland B, the Series A Investors or the holders of Common Shares party to this Agreement fail to give notice to the Company as provided above, it shall be deemed that such parties’ designee(s) then serving on the Board of Directors shall be such parties’ designee(s) for reelection.

(c) Except with the prior consent of the party or parties which were entitled to designate a director pursuant to Section 1 of this Article II, the Shareholders shall not vote to remove such director designated hereunder except for bad faith, willful misconduct or the consistent failure by such director to attend meetings of the Company’s Board of Directors.

(d) In the event that any director designee (a “Former Director”) ceases to serve as a director for any reason other than (i) for bad faith, willful misconduct or the consistent failure by any such director to attend meetings of the Company’s Board of Directors or (ii) for refusal to stand for re-election, the parties entitled to designate such Former Director shall have the right to nominate another designee for immediate election as a director without complying with Section 1(b) of this Article II. Notwithstanding anything to the contrary in the preceding sentence, if a Former Director ceases to serve for the reasons set forth in clauses (i) and (ii) of this subsection, the parties designating such Former Director shall nominate another designee for election, provided that such parties comply with Section 1(b) of this Article II.

(e) In the event that Robert Keane ceases to serve as the Company’s Chief Executive Officer, then for so long as the Common Shares Designee is not the then Chief Executive Officer, each Shareholder shall vote or cause to be voted all Voting Shares owned by him, her or it or over which such Shareholder has voting control (and attend, in person or by proxy for purposes of obtaining a quorum, or by execution of written consents in lieu of meetings), and otherwise use his, her, or its best efforts, and the Company agrees to take all necessary and desirable actions within its control (including, but not limited to the nomination of specified persons), so as to increase the number of directors of the Company to eight (8) and to elect the Company’s Chief Executive Officer to the Board of Directors.

2. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked, except by written consent of all of the Shareholders.

3. Rights Relating to an Acquisition.

(a) At any time on or after August 19, 2005 and in addition to the requirements under the Bye-Laws and the Companies Act, if (i) any person or entity, or group of related persons and/or entities makes a good faith offer to consummate, in a single transaction or a series of related transactions, any (a) consolidation, amalgamation or merger of the Company into or with any other entity or entities (except a consolidation, amalgamation or merger with or into a subsidiary of the Company or a consolidation, amalgamation or merger in which either (I) the Company’s voting capital shares in issue immediately prior to the transaction continue to represent a majority by voting power of the voting capital shares in issue immediately following the transaction on a fully-diluted basis or (II) the shares issued in exchange for the Company’s voting shares in issue immediately prior to such transaction represent a majority by voting power of the voting shares of the continuing entity immediately following the transaction on a fully-diluted basis); (b) sale of all or substantially all the assets of the Company, whether by sale, transfer, license or otherwise; or (c) acquisition of capital shares representing a majority by voting power of the voting capital shares of the Company other than any such acquisition that is (1) made by any person or entity of which Highland Capital Partners and its Affiliates collectively own more than 25% of the outstanding voting interests, and (2) not approved by a majority of the Board of Directors (each, an “Acquisition”), and (ii) such Acquisition is approved by holders of at least a majority of the Series B Preference Shares then in issue, then each party to this Agreement shall be obligated to use their best efforts to effect the closing of such Acquisition, including without limitation, to (a) vote all of his, her or its Voting Shares in favor of such transaction, to the extent any such vote is required for the consummation of such transaction, (b) sell, transfer or exchange all of his, her or its Voting Shares in connection with such transaction, with the consideration to be paid in respect of such sale, transfer or exchange to be allocated or distributed among the Shareholders in accordance with the terms of the Company’s Bye-Laws, and (c) execute and deliver such instruments of conveyance and transfer and take such other action, including executing any purchase agreement, merger agreement, amalgamation agreement, indemnity agreement, escrow agreement or related documents (each, an “Acquisition Agreement”), as may be reasonably required by the Company in order to carry out the terms and provision of this Section 3(a). If a party to this Agreement fails or refuses to vote or sell his, her or its Voting Shares as required by, or votes his, her or its Voting Shares in contravention of, this Section 3(a), then such party hereby grants to the President and Treasurer of the Company, and each of them acting singly, an irrevocable proxy and power of attorney, coupled with an interest, to vote such Voting Shares in accordance with this Section 3(a) and to execute any instruments necessary or advisable to effect such grant, and the President and Treasurer of the Company, and each of them acting singly, shall so vote such Voting Shares, and hereby appoints the President and Treasurer of the Company and each of them acting singly, his, her or its attorney in fact, to sell such Voting Shares in accordance with the terms of this Section 3(a) and the President and Treasurer of the Company shall so sell such Voting Shares. At the closing of such Acquisition, each of the parties to this Agreement shall deliver, against receipt of the consideration payable in such transaction, certificates representing that number of Voting Shares which such party is bound to transfer pursuant to the Acquisition Agreement, with all endorsements or other instruments necessary for transfer. In the event that any party fails or refuses to comply with the provisions of this Section 3(a), the Company, the Shareholders and the purchaser in such Acquisition, at their option, may elect to proceed with such Acquisition notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any such party, the rights of any such party with respect to such Voting Shares of such party shall cease.

(b) In the event that following August 19, 2005, the Board considers an Acquisition proposed to be made by any person or entity, or group of related persons and/or entities, other than any person or entity of which Highland Capital Partners and its Affiliates collectively own more than 25% of the outstanding voting interests, and such Acquisition is approved by the Series B Designees but is not approved by the requisite number of members of the Board of Directors, then the number of directors constituting the Board of Directors will be increased by that number of directors such that new directors appointed to fill such new directorships plus the Series B Designees will constitute a majority of the Board of Directors, all such new directorships will be filled by persons designated by Highland and Highland B, each designating an equal number of directors unless they otherwise agree, and each Shareholder shall vote all of such Shareholder’s Voting Shares to cause all such designees to be elected to the Board of Directors. If the Company thereafter terminates discussions regarding such Acquisition or terminates any binding legal agreement setting forth the terms of such Acquisition, then the directors elected pursuant to this Section 3(b) will be removed from office and the number of directors constituting the Board of Directors will be reduced to the number in effect prior to the increase in the Board of Directors made with respect to such Acquisition and each Shareholder shall vote all of such Shareholder’s Voting Shares to cause such directors to be removed from office and to reduce the number of directors accordingly. Highland Capital Partners shall be responsible for any claims for indemnity brought by such directors on account of their removal.

ARTICLE III. SALE OF COMPANY SECURITIES

1. Pre-Emptive Rights.

(a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (i) any Common Shares, (ii) any other equity securities of the Company, including, without limitation, preference shares, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into shares of the Company (collectively, the “Offered Securities”), unless in each case the Company shall have first complied with the requirements of this Article III, the Bye-Laws and obtained the prior written approval of the BMA. The Company shall deliver to each of the Shareholders holding greater than 500,000 Voting Shares (the “Pre-emptive Rights Holders”) a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the “Offer”), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged (the “Proposed Offeree”) and describe the general terms upon which the Company proposes to effect such offer or issuance, sale or exchange, and (iv) offer to issue and sell to or exchange with each such Pre-emptive Rights Holder (A) a pro rata portion of the Offered Securities determined by dividing the aggregate number of Common Shares then held by each such Pre-emptive Rights Holder (giving effect to the conversion of all convertible preference shares then held by such Pre-emptive Rights Holder) by the total number of Common Shares then in issue (giving effect to the conversion of all issued convertible preference shares and the exercise or conversion of other convertible securities, options, rights or warrants) (the “Basic Amount”), and (B) any additional portion of the Offered Securities attributable to the Basic Amounts of other Pre-emptive Rights Holders as each such Pre-emptive Rights Holder shall indicate it will purchase or acquire should the other Pre-emptive Rights Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”). Each of the Pre-emptive Rights Holders shall have the right, for a period of 20 days following delivery of the Offer, to purchase or acquire, at the price and upon the other terms specified in the Offer, the number or amount of Offered Securities described above. The Offer by its term shall remain open and irrevocable for such 20-day period.

(b) To accept an Offer, in whole or in part, a Pre-emptive Rights Holder must deliver a written notice to the Company prior to the end of the 20-day period of the Offer, setting forth the portion of such Pre-emptive Rights Holder’s Basic Amount that such holder elects to purchase and, if such holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such holder elects to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Pre-emptive Rights Holders are less than the total of all of the Basic Amounts available for purchase, then each Pre-emptive Rights Holder who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the total of all of the Basic Amounts available for purchase and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Pre-emptive Rights Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such holder bears to the total Undersubscription Amounts subscribed for by all Pre-emptive Rights Holders, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

(c) The Company shall have 90 days from the expiration of the 20-day period set forth in Article III, Section 1(a) to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Pre-emptive Rights Holders (the “Refused Securities”), but only to the Proposed Offeree and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not, in the aggregate, more favorable to the Proposed Offeree or less favorable to the Company than those set forth in the Offer.

(d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 1(c) above), then each Pre-emptive Rights Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that it elected to purchase pursuant to Section 1(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to such Pre-emptive Rights Holder pursuant to Section 1(b) above prior to such reduction) and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that a Pre-emptive Rights Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to each of the Pre-emptive Rights Holders in accordance with Section 1(a) above.

(e) Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities, the Pre-emptive Rights Holders shall acquire from the Company, and the Company shall issue to such Pre-emptive Rights Holders, the number or amount of Offered Securities specified in the Notices of Acceptance, upon the terms and conditions specified in the Offer. The purchase by the Pre-emptive Rights Holders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such holders and their respective counsel.

(f) Any Offered Securities not acquired by the Pre-emptive Rights Holders or other persons in accordance with Article III, Section 1(c) may not be issued, sold or exchanged until they are again offered to the Pre-emptive Rights Holders under the procedures specified in this Article.

2. Excluded Issuances. The rights of the Pre-emptive Rights Holders under Section 1 of this Article III shall not apply to:

(a) Common Shares issued as a share dividend to holders of Common Shares or upon any subdivision or consolidation of Common Shares;

(b) the delivery of any Common Shares upon conversion of Preference Shares;

(c) Common Shares (or options or warrants to acquire such shares) issued or issuable to employees or directors of, or consultants to, the Company pursuant to the Company’s Amended and Restated 2000-2002 Share Incentive Plan as in effect as of the date hereof or pursuant to a plan, agreement or arrangement approved by a vote of not less than a majority of the Board of Directors of the Company including the Series B Designees then serving on the Board of Directors;

(d) Common Shares issued or issuable pursuant to warrants outstanding on or as of the date hereof;

(e) securities issued solely in consideration for the acquisition (whether by merger, amalgamation or otherwise) by the Company or any of its subsidiaries of all or substantially all of the capital shares or assets of any other entity which acquisition is approved by a vote of not less than a majority of the Board of Directors, including the Series B Designees then serving on the Board of Directors;

(f) Common Shares sold by the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act; or

(g) Series B Preference Shares issued pursuant to the 2003 Purchase Agreement or the 2004 Purchase Agreement.

3. Rights of First Refusal.

(a) If any Shareholder other than the Major Series B Holders desires to Transfer all or any part of any shares of the Company held by such Shareholder, whether owned as of the date of this Agreement or hereafter acquired (the “Restricted Shares”), or if any Major Series B Holder desires to Transfer all or any part of any shares of the Company held by such Major Series B Holder to a Competitor, other than according to the terms of this Article III, Section 3, such Transfer shall be void and shall Transfer no right, title, or interest in or to any of such Restricted Shares to the purported Transferee.

(b) If a Shareholder other than the Major Series B Holders desires to Transfer any of his, her or its Restricted Shares other than as set forth in Section 3(h) below, or if a Major Series B Holder desires to Transfer all or any part of any shares of the Company held by such Major Series B Holder to a Competitor, such Shareholder (the “Initiating Shareholder”) shall submit a written offer (the “Offer”) to sell such Restricted Shares (the “Offered Shares”) to the Company and each other Shareholder on terms and conditions, including price, not less favorable to the Shareholders than those offered by the Initiating Shareholder to the proposed Transferee. The Offer shall disclose the identity of the party to which the Initiating Shareholder proposes to Transfer the Restricted Shares (the “Proposed Transferee”), the Offered Shares proposed to be Transferred, the terms and conditions, including price and consideration, of the proposed Transfer, and any other material facts relating to the proposed Transfer.

(c) Subject to compliance with the applicable provisions of the Companies Act, the Company shall have the first option to purchase all or any part of the Offered Shares for the consideration per share and on the terms and conditions specified in the Offer. The Company must exercise such option, no later than 15 days after the date the Offer was delivered, by written notice to the Initiating Shareholder. In the event the Company does not exercise its option within such 15-day period with respect to all of the Offered Shares, the Company shall, by the last day of such period, give written notice of that fact to the Shareholders (the “Shareholder Notice”) specifying the number of Offered Shares not purchased by the Company (the “Remaining Shares”). In the event the Company duly exercises its option to purchase all or part of the Offered Shares, the closing of such purchase shall take place at the offices of the Company (A) if the Company agrees to purchase all but not less than all of the Offered Shares, by the date five days after the expiration of such 15-day period or (B) if the Company and the Shareholders together agree to purchase all or a part of the Offered Shares, by the date that the Shareholders consummate their purchase of Remaining Shares under Section 3(f) hereof.

(d) Subject to Section 3(e), each Shareholder shall have an option, exercisable for a period of 15 days from the date of delivery of the Shareholder Notice, to purchase up to that number of Remaining Shares as shall be equal to the number of Remaining Shares multiplied by a fraction, the numerator of which shall be the number of Common Shares (after giving effect to the conversion of all convertible preference shares owned by such Shareholder and the exercise of all vested options and warrants owned by such Shareholder) then owned by such Shareholder and the denominator of which shall be the aggregate number of Common Shares (after giving effect to the conversion of all convertible preference shares owned by all such Shareholders and the exercise of all vested options and warrants owned by all Shareholders) then owned by all of the Shareholders. The amount of Remaining Shares that each Shareholder is entitled to purchase under this Section 3(d) shall be referred to as such Shareholder’s “Pro Rata Fraction.” The Shareholders must exercise their options under this Section 3(d), if at all, by delivery of written notice to the Secretary of the Company within such 15-day period.

(e) The Shareholders shall have a right of oversubscription such that in the event options to purchase Remaining Shares have been exercised by the Shareholders with respect to some but not all of the Remaining Shares, those Shareholders who have exercised their options within the 15-day period specified in Section 3(d) shall have an additional option, for a period of five days next succeeding the expiration of such 15-day period, to purchase all or any part of the balance of such Remaining Shares on the terms and conditions set forth in the Offer, which option shall be exercised by delivery of written notice to the Secretary of the Company. In the event there are Shareholders that choose to exercise the last-mentioned option for a total number of Remaining Shares in excess of the number available, such Shareholders shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

(f) If the options to purchase the Remaining Shares are exercised in full by the Shareholders, the Company shall immediately notify the Initiating Shareholder and all of the subscribing Shareholders of that fact. The closing of the purchase of the Remaining Shares shall take place at the offices of the Company no later than thirty days after the date of such notice. Such closing shall be effected by the Initiating Shareholder’s delivery to the subscribing Shareholders of a certificate or certificates evidencing the Offered Shares to be purchased, duly endorsed for Transfer to each such Shareholder, against payment to such Initiating Shareholder, in cash or such other form of payment as may by agreed to by the Initiating Shareholder of the purchase price therefor by such Shareholders and receipt of BMA consent to the purchase.

(g) In the event options to purchase have been exercised by the Shareholders and the Company, with respect to some but not all of the Offered Shares, then neither the Company nor any of the Shareholders may purchase any of the Offered Shares and instead the Offered Shares may be sold at any time within 90 days after the date the Offer was made, subject to the provisions of Section 4 of this Article III. Any such sale shall be to the Proposed Transferee at not less than the price and upon such other terms and conditions, if any, not more favorable in any material respect to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall again become subject to the right of first refusal contained this Section 3.

(h) Subject to receiving the prior written consent of the BMA, the rights of the Company and the Shareholders under this Section 3 shall not apply to:

(i) any Transfer by a Shareholder who is a natural person to his spouse or children or to a trust established for the benefit of his spouse, children or himself (a “Trust”), or pursuant to his will, or to any entity in which such Shareholder holds a majority of the capital and voting rights;

(ii) any Transfer by a Shareholder that is an entity to any partner, member, retired partner or retired member, Shareholder or Affiliate of such Shareholder;

(iii) any Transfer made pursuant to an effective registration statement filed by the Company under the Securities Act;

(iv) any Transfer made as part of the sale of all or substantially all of the shares of the Company (including pursuant to a merger, amalgamation or consolidation); or

(v) any Transfer by a Trust (i) to its beneficiaries in accordance with the terms of the governing documents of the Trust or (ii) to another Trust,

provided, however, that in the case of a Transfer described in clauses (i) through (iii) above, the Transferor or Transferee provides written notice of such Transfer to the Company and the Transferee agrees in writing to be bound by the terms of this Agreement.

4. Co-Sale Rights.

(a) If at any time any Prior Investor desires to sell all or any part of the Restricted Shares owned by him to any Proposed Transferee in accordance with Section 3, other than pursuant to sales exempted pursuant to Section 3(h), each of the Holders shall have the right to sell to the Proposed Transferee, as a condition to such sale to the Proposed Transferee, at the same price per share and on the same terms and conditions, a number of Restricted Shares equal to the total number of Restricted Shares to be sold multiplied by a fraction, the numerator of which is the aggregate number of Common Shares (after giving effect to the conversion of all convertible preference shares owned by such Holder) then owned by such Holder and the denominator of which is the aggregate number of Common Shares (after giving effect to the conversion of all convertible preference shares owned by all such Holders) then owned by all of the Holders. If and to the extent a Holder exercises his, her or its rights under this Section 4(a), the number of Restricted Shares to be sold by the Prior Investor shall be reduced by the number of Restricted Shares to be sold by the Holder exercising his, her or its right under this Section 4(a).

(b) Each Holder wishing to so participate in any sale under Section 4(a) shall notify the Prior Investor in writing of such intention as soon as practicable after such Holder’s receipt of the Offer made pursuant to Section 3(b) above, and in any event within the 15-day time period specified in Section 3(d) above.

(c) Each participating Holder shall sell to the Proposed Transferee all, or at the option of the Proposed Transferee, any part, of the Restricted Shares proposed to be sold at not less than the price and upon other terms and conditions, if any, not more favorable in any material respect to the Proposed Transferee than those in the Offer provided by the Prior Investor under Section 3(b) above; provided, however, that any purchase of fewer than all of such Restricted Shares by the Proposed Transferee shall be made from each participating Holder and the Prior Investor pro rata based upon the relative amount of the Restricted Shares that each participating Holder and the Prior Investor is otherwise entitled to sell pursuant to Section 4(a) above.

5. Constructive Trust. The proceeds of any sale made by any Shareholder without compliance with the provisions of this Article III, Section 3 and 4 shall be deemed to be held in constructive trust in such amount as would have been due to the Holders if such Shareholder had complied with such Sections.

ARTICLE IV. REGISTRATION RIGHTS

1. Required Registrations.

(a) At any time after the earlier of (i) August 19, 2006 or (ii) six calendar months following the closing of the Company’s first underwritten public offering of Common Shares pursuant to a Registration Statement, Series B Investors holding in the aggregate at least 40% of the Registrable Shares held by the Series B Investors may request, in writing, that the Company effect the registration of Registrable Shares owned by such Series B Investors having an aggregate offering price of at least $3,000,000 (based on the market price or fair value at the time of such request). If the Series B Investors initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request.

(b) The Company shall not be required to effect more than two registrations pursuant to paragraph (a) above; provided, however, that such obligation shall be deemed satisfied only when a Registration Statement covering the applicable Registrable Shares shall have become effective, and then only if such Registration Statement shall not have been withdrawn at the request of the Holders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested).

(c) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), Series B Investors holding in the aggregate at least 20% of the Registrable Shares held by the Series B Investors, or, on or after the three-year anniversary of the Company’s initial public offering, Series A Investors holding an aggregate of at least 20% of the Registrable Shares held by the Series A Investors, may request, in writing, that the

Company effect the registration on Form S-3 (or such successor form) of Registrable Shares having an aggregate offering price (based on the then current public market price) of at least $1,000,000, provided, however, that in no event shall the Company be required to file more than two Registration Statements for the Holders pursuant to this Section 1(c) in any 12-month period.

(d) Upon receipt of any request for registration pursuant to this Section 1, the Company shall promptly give written notice of such proposed registration to all other Shareholders. Such Shareholders shall have the right, by giving written notice to the Company within 15 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Shareholders may request in such notice of election, subject in the case of an underwritten offering to Section 1(e) below). Thereupon, the Company shall, as expeditiously as possible, use its reasonable best efforts to effect the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register; provided, however, that in the case of a registration requested under Section 1(c) of this Article IV, the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

(e) If the Holders initiating a registration pursuant to this Section 1 (the “Initiating Holders”) intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1(a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 1(d). The right of any other Shareholder to include its Registrable Shares in such registration pursuant to Section 1(a) or (b), as the case may be, shall be conditioned upon such other Shareholder’s participation in such underwriting on the terms set forth herein. If the managing underwriter determines that the inclusion of all of the Registrable Shares requested to be registered under Section 1(a) or (b), as the case may be, would adversely affect the marketing of such Registrable Shares, then (i) Registrable Securities held by the Prior Investors shall first be cut back, with each requesting Prior Investor being cut back in the proportion, as nearly as practicable, that the number of Registrable Shares held by such Prior Investor bears to the number of Registrable Shares held by all of the requesting Prior Investors, and (ii) if further reduction in the number of Registrable Shares is requested by the managing underwriter thereafter, each requesting Holder shall be cut back in the proportion, as nearly as practicable, that the number of Registrable Shares held by such Holder bears to the number of Registrable Shares held by all of the requesting Holders; provided, however, that, in any offering other than the Company’s initial public offering, no fewer than 20% of the Registrable Shares initially proposed to be so registered by the requesting Holders shall be included in such registration and underwriting. The Company shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 1(a) or (b), subject to the approval of the Initiating Holder, which approval shall not unreasonably be withheld, conditioned or delayed, provided that, in any offering other than the Company’s initial public offering, such managing underwriter was an underwriter in the Company’s initial public offering or has been selected by the Board of Directors.

(f) If at the time of any request to register Registrable Shares pursuant to this Section 1, the Company is engaged or has plans to engage within 90 days of the time of the request in a registered public offering of securities for its own account or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

2. Incidental Registration.

(a) Whenever the Company proposes to file a Registration Statement (other than a Registration Statement covering shares to be sold solely for the account of other holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such registration (“Other Holders”)) at any time and from time to time, the Company will, prior to such filing, give written notice to all Shareholders of its intention to do so; provided, that no such notice need be given if no

Registrable Shares are to be included therein as a result of a determination of the managing underwriter pursuant to Article IV, Section 2(b) below. Upon the written request of a Shareholder or Shareholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its reasonable best efforts to cause all Registrable Shares which the Company has been requested by such Shareholder or Shareholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Shareholder or Shareholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section without obligation to any Shareholder.

(b) If the registration for which the Company gives notice pursuant to Article IV, Section 2(a) above is a registered public offering involving an underwriting, the Company shall so advise the Shareholders as a part of the written notice given pursuant to such section. In such event, the right of any Shareholder to include its Registrable Shares in such registration pursuant to this Section shall be conditioned upon such Shareholder’s participation in such underwriting on the terms set forth herein. All Shareholders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement as agreed upon between the Company and the underwriters selected by the Company. Notwithstanding any other provision of this Section, if the managing underwriter determines that the inclusion of all of the Registrable Shares requested to be registered would adversely affect the marketing of such Registrable Shares, then the Company may limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise all holders of Registrable Shares requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by holders other than Shareholders and Other Holders shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and, if a further limitation on the number of shares is required, the number of shares that may be included in such registration and underwriting shall be allocated among all Shareholders and Other Holders requesting registration in the proportion, as nearly as practicable, that the number of Registrable Shares held by such Shareholder or Other Holder bears to the number of Registrable Shares held by all of the requesting Shareholders and Other Holders; provided, however, that, in any offering other than the Company’s initial public offering, no fewer than 20% of the Registrable Shares initially proposed to be so registered by such Shareholders and Other Holders shall be included in such registration and underwriting. If any Shareholder or Other Holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting Shareholders and Other Holders pro rata in the manner described in the preceding sentence. If any holder of Registrable Shares or any officer, director or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company, and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

3. Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

(ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for a period of not less than 120 days from the effective date or such lesser period until all such Registrable Shares are sold;

(iii) as expeditiously as possible furnish to each Selling Shareholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Shareholder;

(iv) as expeditiously as possible use its reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Shareholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Shareholder; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

(vii) as expeditiously as possible, notify each Selling Shareholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(viii) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus;

(ix) promptly make available for inspection by the Selling Shareholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Shareholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(x) promptly notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon becoming aware of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(xi) advise each holder of Registrable Shares promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(xii) cooperate with each holder of Registrable Shares and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, such certificates to be in such denominations and registered in such names as such Selling Shareholder or the managing underwriters may request at least two (2) business days prior to any sale of Registrable Shares.

(b) If the Company has delivered a Prospectus to the Selling Shareholders and, after having done so, the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Shareholders and, if requested, the Selling Shareholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Shareholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Shareholders shall be free to resume making offers of the Registrable Shares.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Shareholders to such effect, and, upon receipt of such notice, each such Selling Shareholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Shareholder has received copies of a supplemented or amended Prospectus or until such Selling Shareholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 3(c) to suspend sales of Registrable Shares for a period in excess of 60 days in any twelve (12) month period.

4. Allocation of Expenses. The Company will pay all Registration Expenses for two (2) registrations pursuant to Section 1(a) of this Article IV and for all registrations under Sections 1(c) and 2 of this Article IV; provided, however, that if a registration under Article IV, Section 1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Shareholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration request under such Section, the requesting Shareholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with the provisions of Section 1 of this Article IV of this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of one counsel (not to exceed $25,000) selected by the Selling Shareholders to represent the Selling Shareholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Shareholders’ own counsel (other than the counsel selected to represent all Selling Shareholders).

5. Indemnification.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state or other securities law; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and only to the extent the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a seller hereunder shall be limited to an amount equal to the net proceeds received by such seller from the sale of Registrable Shares sold in connection with such registration.

(c) Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is prejudiced by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Shareholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Shareholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 5(d), (a) in no case shall any one Selling Shareholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Shareholder from the offering of Registrable Shares by it pursuant to such Registration Statement and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder of otherwise under this Section except to the extent that such party is actually prejudiced thereby. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

6. Other Matters with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 1 of this Article IV, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its reasonable best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its reasonable best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters with respect to the Registration Statement.

7. Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

8. “Stand-Off” Agreement; Confidentiality of Notices. Each Shareholder, if requested by the Company and the managing underwriter of an underwritten public offering by the Company of Common Shares, shall not Transfer or dispose of any Registrable Shares or other securities of the Company held by such Shareholder for a period of up to 180 days as requested by the managing underwriter following the effective date of a Registration Statement relating to the Initial Public Offering, or for a period of up to 90 days as requested by the managing underwriter following the effective date of a Registration Statement relating to a public offering of securities other than the Initial Public Offering; provided, however, that all officers and directors of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such period. Any Shareholder receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

9. Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of (i) Shareholders holding at least a majority of the Registrable Shares then held by all Shareholders and (ii) holders of at least a majority of Series B Preference Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the

Company which grants such holder or prospective holder registration rights senior to those granted to the Shareholders hereunder.

10. Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

ARTICLE V. COVENANTS OF THE COMPANY

1. Inspection.

(a) The Company shall permit each Holder or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, during normal business hours following reasonable notice and as often as reasonably requested; provided, however, that the Company shall be under no obligation to disclose, pursuant to this Section 1, any information that is (i) subject to an attorney-client privilege which would be lost by such disclosure or (ii) subject to any third party non-disclosure agreement to which the Company is bound which would be violated by such disclosure.

(b) The Company shall not be obligated to provide inspection rights pursuant to Section 1(a) above (i) to any authorized representative of a Holder (other than such Holder’s legal counsel or accountants) who or which is not employed by such Holder (x) unless such authorized representative shall first execute a confidentiality agreement in a form approved by the Company’s Board of Directors or (y) if such authorized representative (other than any authorized representative of Highland Capital Partners) is employed by or is an Affiliate of a Competitor or (ii) if such Holder (other than Highland Capital Partners) is an Affiliate of a Competitor.

2. Financial Statements and Other Information. The Company shall deliver to each Shareholder that holds at least ten percent (10%) of all Common Shares in issue as of the date hereof, at least seven percent (7%) of all Series A Preference Shares in issue as of the date hereof, or at least ten percent (10%) of all Series B Preference Shares in issue as of the date hereof (including any issuances made pursuant to the 2003 Purchase Agreement or the 2004 Purchase Agreement), the following financial statements and other information:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (or 120 days with the approval of a majority of the Board of Directors, including the Series B Designees) an audited consolidated balance sheet of the Company as at the end of such year and audited consolidated statements of income and of cash flows of the Company for such year, certified by certified public accountants from a nationally recognized accounting firm, such firm approved by the Company’s Board of Directors, and prepared in accordance with GAAP consistently applied;

(b) as soon as available, but in any event within thirty (30) days after the end of each calendar month, an unaudited consolidated balance sheet of the Company as at the end of such calendar month, and unaudited consolidated statements of income and of cash flows of the Company for such calendar month prepared in accordance with GAAP consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made;

(c) upon request of any Shareholder having the right to receive financial statements and other information under this Section 2, an unaudited consolidating balance sheet of the Company and each of its Subsidiaries as at the end of such calendar month, and unaudited consolidating statements of income and of cash flows of the Company and each of its Subsidiaries for such calendar month prepared in accordance with GAAP consistently applied, with the exception that no notes need be attached to such statements, year-end audit adjustments may not have been made, and the statements are presented on a consolidating, rather than consolidated, basis;

(d) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a headcount summary and a comparison of the budget for the last completed calendar month to the three (3) calendar months preceding such calendar month;

(e) as soon as available, but in any event within forty-five (45) days after the commencement of each new fiscal year, an annual budget for such fiscal year;

(f) with reasonable promptness, such other notices, information and data with respect to the Company as the Company delivers to the holders of its Common Shares in their capacities as shareholders; and

(g) with reasonable promptness, such other information and data as any such Holders holding greater than 500,000 Preference Shares may from time to time reasonably request.

3. Material Changes and Litigation. The Company shall promptly notify each Holder of (i) any change in the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole, that would reasonably be expected to materially adversely affect, currently or in the future, the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole, and (ii) of any litigation or governmental proceeding or investigation brought or, to the Company’s knowledge, threatened against the Company or any Subsidiary, or against any officer, director, key employee or shareholder of the Company or any Subsidiary, materially adversely affecting, or which, if adversely determined, would reasonably be expected to materially adversely affect, currently or in the future, the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole.

4. Nondisclosure and Noncompetition Agreements. The Company shall require (a) all employees at the director level or above and all employees whose responsibilities are technical in nature hereafter hired by the Company and all consultants retained by the Company whose responsibilities are technical in nature to enter into invention and nondisclosure agreements in such forms attached as an exhibit to the 2003 Purchase Agreement or approved by a majority of the Board of Directors, and (b) all employees at or above the Vice President level or whose responsibilities are technical in nature to enter into non-competition agreements in such form attached as an exhibit to the 2003 Purchase Agreement or approved by a majority of the Board of Directors.

5. Reservation of Common Shares. The Company shall reserve and maintain a sufficient number of shares of Common Shares for issuance upon conversion of all of the outstanding Preference Shares.

6. Negative Covenants. In addition to any other rights provided by the Company’s Bye-Laws, so long as at least twenty percent (20%) of the aggregate number of Series B Preference Shares issued to the Series B Investors remain in issue (subject to appropriate adjustment in the event of any share dividend, share split, share consolidation or other similar recapitalization affecting the number of such

Series B Preference Shares), the Company shall not, and shall not cause or permit any Subsidiary (as such term is defined in the 2003 Purchase Agreement) to, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding Series B Preference Shares, voting as a separate class:

(a) Consummate any (i) consolidation, amalgamation or merger of the Company or any Subsidiary into or with any other entity or entities (except (A) a consolidation, amalgamation or merger with or into a Subsidiary of the Company, (B) a consolidation, amalgamation or merger in which either (I) the Company’s or the Subsidiary’s voting capital shares in issue immediately prior to the transaction continue to represent a majority by voting power of the voting capital shares in issue immediately following the transaction on a fully-diluted basis or (II) the shares issued in exchange for the Company’s or the Subsidiary’s voting shares in issue immediately prior to such transaction represent a majority by voting power of the voting shares of the continuing entity immediately following the transaction on a fully-diluted basis, or (C) a consolidation, amalgamation or merger of any Subsidiary in which the aggregate gross proceeds to the Company and its Subsidiaries does not exceed $50,000); or (ii) sale to any third party of all or substantially all the assets of the Company or any Subsidiary, whether by sale, transfer, license or otherwise, other than any sale of all or substantially all the assets of a Subsidiary in which the aggregate gross proceeds to the Company and its Subsidiaries does not exceed $50,000; or (iii) acquisition by any person or entity, or group of related persons and/or entities, other than the Company or any Subsidiary, in a single transaction or a series of related transactions, of capital shares representing a majority by voting power of the voting capital shares of the Company or any Subsidiary, other than any such acquisition of shares of a Subsidiary in which the aggregate gross proceeds to the Company and its Subsidiaries does not exceed $50,000;

(b) Liquidate, dissolve or wind up the affairs of the Company or any Subsidiary;

(c) Authorize or issue any new class or classes or series of shares having any preference or priority as to dividends or amounts distributable upon liquidation, dissolution or winding up of the Company senior to or on parity with the Series B Preference Shares, or authorize or issue shares of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of the Company having any preference or priority as to dividends or amounts distributable upon liquidation, dissolution or winding up of the Company senior to or on parity with the Series B Preference Shares;

(d) Amend its Memorandum of Association or Bye-laws in any way that would adversely effect the rights of the holders of Series B Preference Shares. For this purpose, the authorization of any shares senior to or on parity with the Series B Preference Shares as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall be deemed to affect adversely the rights of the holders of Series B Preferred Shares;

(e) Acquire any entity in a transaction for which the consideration paid by the Company or the Subsidiary exceeds an aggregate of $1,000,000;

(f) Create, authorize or issue any additional Preference Shares, including additional Series A Preference Shares or Series B Preference Shares;

(g) repurchase or redeem any capital shares of the Company or any Subsidiary (except for repurchases at cost from employees, directors and consultants pursuant to agreements providing the Company or any Subsidiary with repurchase rights upon the termination of this service to the Company or such Subsidiary or redemption of the Preference Shares pursuant to the terms of the Bye-Laws);

(h) incur or carry any indebtedness for borrowed funds in an aggregate principal amount in excess of $2,500,000 on a consolidated basis;

(i) change the number of directors constituting the Board of Directors, except as expressly contemplated herein;

(j) increase the number of shares reserved for issuance to employees, directors or contractors unless approved by the Board of Directors, including the Series B Designees;

(k) change the principal business of the Company, enter a new unrelated line of business or exit the current line of business; or

(l) sell, transfer, pledge, hypothecate or otherwise dispose of any ownership interest in any Subsidiary to any third party.

7. Key Man Life Insurance. The Company shall maintain an insurance policy on the life of Robert Keane, in the beneficial amount of $2,000,000, with the Company as the sole beneficiary, for a period of seven (7) years from August 19, 2003.

8. Share Options. All options to purchase shares in the capital of the Company and restricted shares issued from the date hereof shall be subject to terms and conditions, including the vesting schedule, as approved by the Compensation Committee; provided, however, that all persons exercising an option shall be required, as a condition to such exercise, to become a party to an agreement providing a right of first refusal in favor of the Company. The Company shall not increase the aggregate number of Common Shares available under its equity incentive plans from those authorized as of the date hereof without the approval of the Series B Designees.

9. Related Party Transactions. The Company shall not enter into any agreement or transaction with any of its officers, directors, affiliates or beneficial owners of five percent (5%) or more of the issued capital shares of the Company without the consent of the holders of at least a majority of the Series B Preference Shares, which such consent shall not be unreasonably withheld. The provisions of this Section 9 shall not apply to (a) fees and compensation (including options and equity compensation) paid to or indemnity provided on behalf of any officer, director, employee or consultant of the Company or any of its Subsidiaries in the ordinary course consistent with past practices and (b) transactions exclusively between the Company and any of its Subsidiaries.

10. Compensation and Audit Committees. The Company shall maintain a Compensation Committee and an Audit Committee of the Board of Directors, each of which shall have no more than three members, none of whom shall be employees of the Company or any Subsidiary, and each of which shall include one Series B Designee as a member thereof. The Compensation Committee shall be charged with, among other things, the administration of all equity compensation plans and arrangements and will also approve or recommend to the Board of Directors all management compensation levels and arrangements. The Audit Committee will select the Company’s auditor and will approve the scope of the Company’s annual audit.

11. Meetings of the Board of Directors. The Board of Directors shall hold meetings duly called (with notice properly given) not less frequently than once per fiscal quarter of the Company or as otherwise determined by the Board of Directors, which shall include the Series B Designees then serving on the Board of Directors.

12. 10b5-1 Plans. The Company shall adopt an insider trading policy to provide that directors may implement trading plans pursuant to Rule 10b5-1 under the Exchange Act on a basis approved by the Series B Investors.

13. Tax Matters.

(a) The Company shall not make an election under Section 897(i) to be treated as a domestic corporation.

(b) Without the consent of the Series B Investors, the Company will not take any action that would result in the Company becoming a “controlled foreign corporation” within the meaning of Section 957 of the Code. The Company will provide prompt written notice to the Series B Investors if at any time the Company becomes aware that it or any Subsidiary has become a “controlled foreign corporation”. Upon request of a Series B Investor from time to time, the Company will promptly provide in writing such information in its possession concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such Series B Investor to determine that the Company is not a “controlled foreign corporation.”

(c) The Company will not elect for United States federal income tax purposes to be classified other than as an association taxable as a corporation for U.S. Federal income tax purposes.

(d) The Company shall use its best efforts to avoid becoming, and to prevent any Subsidiary from becoming, a “passive foreign investment company” within the meaning of Section 1297 of the Code. The Company will provide prompt written notice to the Series B Investors if at any time the Company becomes a “passive foreign investment company.” Additionally, if the Company or any Subsidiary becomes a “passive foreign investment company”, the Company (or such Subsidiary) shall provide each Series B Investor with a “Passive Foreign Investment Company Annual Information Statement”, as described in Regulation Section 1.1295-1(g) and such other information as the Internal Revenue Service may require from time to time, to allow the Series B Investor to timely make a “qualified electing fund election” with respect to the Company and/or any such Subsidiaries within the meaning of Section 1295 of the Code.

(e) The Company shall use its best efforts to avoid becoming, and to prevent any Subsidiary from becoming, a “foreign personal holding company” within the meaning of Section 552 of the code. The Company will provide prompt written notice to the Series B Investors if at any time the Company becomes aware that it or any Subsidiary has become a “foreign personal holding company”.

(f) The Company shall take any reasonable action which is necessary or appropriate to assist any Series B Investor in obtaining any available exemption from or refund of any withholding or other tax imposed by any jurisdiction from time to time with respect to amounts distributable to such Series B Investor. The Company shall use reasonable efforts to make any filings, applications or elections reasonably necessary or appropriate to reduce the amount of tax withheld on behalf of any Series B Investor, and to receive refunds of tax withheld or paid, to the extent that the Company may reasonably and lawfully do so.

(g) Without the approval of the Series B Designees, the Company will not change its place of domicile other than to reincorporate (whether by merger, amalgamation, continuation or other means) in the State of Delaware.

ARTICLE VI. TRANSFER OF SHARES; LEGENDS

1. Restrictions on Transfer. Notwithstanding anything in this Agreement to the contrary, Registrable Shares shall not be Transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP or Wilmer Cutler Pickering Hale and Dorr LLP shall be satisfactory counsel), to the effect that such Transfer is exempt from the registration requirements of the Securities Act. The Company is required to refuse to register any Transfer of the Registrable Shares not made in accordance with Regulation S or pursuant to an available exemption from registration under the Securities Act.

2. Exceptions to Restrictions on Transfer. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a Transfer without consideration by a holder of Registrable Shares as to which such Transfer the provisions of Section 3 of Article III do not apply, provided the transferee agrees in writing to be subject to the terms of this Article VI to the same extent as if the transferee were an original holder of Registrable Shares hereunder.

3. Restrictive Legend. All certificates representing Voting Shares owned or hereafter acquired by the Shareholders or any Transferee of the Shareholders bound by this Agreement shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required hereunder or under any other agreement or applicable securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND/OR OTHER TERMS AND CONDITIONS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE REGISTERED OWNER OF THE SHARES REPRESENTED BY THIS CERTIFICATE (OR HIS, HER OR ITS PREDECESSOR IN INTEREST), THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE REGISTERED OFFICE OF THE COMPANY.”

ARTICLE VII. GENERAL

1. Bye-Laws. The provisions of this Agreement take precedent over the Bye-Laws of the Company. Should there be any inconsistency between the Bye-Laws and this Agreement, then each Shareholder shall use its best efforts, including but not limited to voting any Voting Shares held by such Shareholder, to amend the Bye-Laws so as to conform the provisions thereof to this Agreement.

2. Termination. Article II, Article III and Article V of this Agreement shall terminate in their entirety on the closing of an Initial Public Offering. The Company’s obligation to register Registrable Shares under Article IV of this Agreement shall terminate upon the earlier of (i) seven years after the closing of the Initial Public Offering and (ii) such time as all of the Registrable Shares have been sold.

3. Transfer of Rights; Deemed Holdings.

(a) This Agreement, and the rights and obligations of the Shareholders hereunder, may be assigned by a Shareholder to any person or entity to which Voting Shares are Transferred by the Shareholder in compliance with the provisions of this Agreement, and such Transferee shall be deemed a “Shareholder” for purposes of this Agreement; provided that (i) the BMA consents to the transfer, (ii) the Transferee or Transferor provides written notice of such assignment to the Company and (iii) the Transferee agrees in writing to be bound by the terms hereof and further provided that, notwithstanding the foregoing, the rights of a Shareholder pursuant to Articles III and IV may only be assigned to any (A) Person or entity which immediately following such Transfer, holds 500,000 or more Voting Shares (as adjusted for share splits, share consolidations, share dividends and similar events) or (B) spouse or child of a Shareholder pursuant to the terms of such Shareholder’s duly executed will.

(b) If a Shareholder shall have rights under this Agreement to the extent that such Shareholder holds a minimum number of shares, all shares held by such Shareholder’s spouse, minor children, or trusts for the benefit of children and all shares held by any Affiliate of such Shareholder shall be aggregated with the shares held by such Shareholder for purposes of determining whether such minimum threshold has been met.

4. Severability. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

5. Specific Performance. The Company and each Shareholder hereby agree and acknowledge that any breach of this Agreement would cause irreparable harm to the other parties hereto for which monetary damages would provide an inadequate remedy. Accordingly, and in addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Shareholders shall be entitled to seek specific performance of the agreements and obligations of the Company and the Shareholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, exclusive of its conflicts of law rules.

7. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, reputable overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

If to the Company, c/o VistaPrint USA, Inc., 100 Hayden Avenue, Lexington, MA 02421, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Series A Investors and the Series B Investors; with a copy to (i) the registered office of the Company in Bermuda at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda Attention: the Secretary and (ii) Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: Thomas S. Ward, Esq.; or

If to a Shareholder, at the address previously provided to the Company, or at such other address or addresses as may have been furnished to the Company in writing by such Shareholder.

Notices provided in accordance with this Article VII, Section 7 shall be deemed delivered upon personal delivery, one business day after delivery to a reputable overnight courier service or two business days after deposit in the mail.

8. Complete Agreement; Amendments.

(a) This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter, including, but not limited to, the Amended and Restated Investor Rights Agreement dated June 13, 2002, as amended by and among the Company, the Prior Investors and the Series A Investors. Each of the parties hereto hereby acknowledges and agrees that such agreements and understandings be and hereby are terminated in their entirety and all rights and obligations thereunder be and hereby are extinguished and of no further force or effect.

(b) No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by the Company and the holders of more than 50% of the voting power of the Preference Shares then held by the Series B Investors; provided, that Articles I, II, III, IV, VI and VII may be amended, modified or terminated only if, in addition to such consent of the Series B Investors, the holders of more than 50% of the Voting Shares held by all Shareholders concur in such amendment, modification or termination. Except as otherwise expressly set forth in this Agreement, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) (i) with respect to the rights of the Company, with the written consent of the Company, (ii) with respect to the rights of the Series B Investors, with the written consent of the holders of more than 50% of the then issued Voting Shares held by all such Series B Investors, (iii) with respect to the rights of the Prior Investors or the Series A Investors, exclusive of the rights set forth in Article V, Section 2, with the written consent of the holders of more than 50% of the then issued Voting Shares held by all such Prior Investors and Series A Investors voting together; (iv) with respect to the rights of the Prior Investors and Series A Investors set forth in of Article V, Section 2, with the written consent of holders of more than 50% of the then issued Voting Shares held by all such Prior Investors and Series A Investors voting separately; (v) with respect to the rights of the Pre-emptive Rights Holders set forth in Article III, Section 1, with the written consent of the holders of more than 50% of the then issued Voting

Shares held by all such Pre-emptive Rights Holders; or (vi) with respect to the rights of the Major Series B Holders set forth in Article III, Section 3, with the written consent of the holders of more than 50% of the then issued Voting Shares held by all such Major Series B Holders. In no event shall the rights of any Prior Investor, Series A Investor, Series B Investor or Major Series B Holder be amended or modified hereunder so as to adversely affect the rights or obligations of such Prior Investor, Series A Investor, Series B Investor or Major Series B Holder in a manner disproportionate to the effect of such amendment or modification upon any other Prior Investor, Series A Investor, Series B Investor or Major Series B Holder having similar rights and obligations, without the consent of such Prior Investor, Series A Investor, Series B Investor or Major Series B Holder, as the case may be. Any amendment, modification, termination or waiver effected in accordance with this Section 8(b) shall be binding upon each of the Shareholders regardless of whether such Shareholder consented to such amendment, modification, termination or waiver, and notice of any such amendment, modification, termination or waiver shall be promptly sent to each Shareholder that has not executed a consent relating to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

9. Pronouns. Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one Agreement binding on all the parties hereto.

11. Captions. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Third Amended and Restated Investor Rights Agreement has been executed as of the date first written above.

COMPANY:

VISTAPRINT LIMITED

By:

Name:
Title:

SHAREHOLDERS:

Robert Keane

HIGHLAND CAPITAL PARTNERS VI LIMITED PARTNERSHIP

By:	Highland Management Partners VI Limited Partnership
By:	Highland Management Partners VI, Inc.

By:
Managing Director

HIGHLAND CAPITAL PARTNERS VI-B LIMITED PARTNERSHIP

By:	Highland Management Partners VI Limited Partnership
By:	Highland Management Partners VI, Inc.

By:
Managing Director

HIGHLAND ENTREPRENEURS’ FUND VI LIMITED PARTNERSHIP

By:	HEF VI Limited Partnership
By:	Highland Management Partners VI, Inc.

By:
Managing Director

REVOLUTION PARTNERS, LLC

By:

Name:
Title:

WESTPORT EQUITY PARTNERS CORP.

By:

Name:
Title:

George Overholser

THE NIGEL W. MORRIS TRUST

By:

Name:
Title:

HARBOURVEST PARTNERS VI-DIRECT FUND L.P.

By:	HarbourVest VI-Direct Associates LLC Its General Partner

By:	HarbourVest Partners, LLC Its Managing Member

By:

Name:
Title:

BANQUE POPULAIRE INNOVATION

By:

Name:
Title:

BANQUE POPULAIRE INNOVATION 2 FCPI

By:
Name:
Title:

BANQUE POPULAIRE INNOVATION 3 FCPI

By:

Name:
Title:

SPEF PRE-IPO EUROPEAN FUND

By:

Name:
Title:

WINDOW TO WALL STREET INC.

By:

Name:
Title:

WINDOW TO WALL STREET IV, LIMITED PARTNERSHIP

By:

Name:
Title:

SOFINNOVA CAPITAL II FCPR

By:

Name:
Title:

WINDSPEED VENTURES

By:

Name:
Title:

MC EUROPEAN INVESTMENT PARTNERSHIP

By:

Name:
Title:

SILVER FRANCE INVESTMENT LTD.

By:

Name:
Title:

Kevin T. Keane

Patrick Mataix

Peter Franz Cremer

James S. Mulholland Jr.

Marie C. Flatness

TWICKLER 2004 ANNUITY TRUST

By:
Name:
Title:

BRUCE A. TWICKLER 2004 REVOCABLE TRUST

By:
Name:
Title:

Paul P. Huffard IV

IMAGINACTION S.A.

By:
Name:
Title:

Donald Savoie

DILEN SA

By:
Title:

Emma McQuillan

Taro Ikeba

HABERT DASSAULT FINANCE

By:
Title:

Benoit Habert

Mark Haynes

Phillip Dardier

Daniel Zumino

Jean-Marc Brunswick

Bruno Petit

Laurent Ryckelynck

BRAINBERRY SNC

By:
Title:

Helene Wintenberger

Gwyn Jones

INNOVAFRANCE FCPI

By:
Title:

INNOVAFRANCE 99 FCPI

By:
Title:

AVENIR FINANCE FCPR

By:
Title:

HEATHER K.L. MCEVOY KEANE IRREVOCABLE TRUST

By:
Title:

KEANE FAMILY IRREVOCABLE TRUST

By:
Title:

ROBERT S. KEANE 2003 IRREVOCABLE TRUST

By:
Title:

ROBERT AND HEATHER KEANE NEVIS TRUST

By:
Name:
Title:

ALISON R. KEANE & KEVIN R. KEANE JTWROS

Alison R. Keane

Kevin R. Keane

TREVOR M. KEANE UTMA NY

By:
Name:	Kevin R. Keane
Title:	Custodian

LILY A. KEANE UTMA NY

By:
Name:	Kevin R. Keane
Title:	Custodian

HENRY D. KEANE UTMA NY

By:
Name:	Kevin R. Keane
Title:	Custodian

NATHAN A. KEANE UTMA NY

By:
Name:	Kevin R. Keane
Title:	Custodian

WINDSPEED INVESTORS, L.P.

By:	Windspeed Acquisition Fund GP, LLC its General Partner

By:
Name:
Title:

MECHANIC BROCHAGE SAS

By:
Name:
Title:

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to Third Amended and Restated Investor Rights Agreement (the “Amendment”) is dated as of                 , 2005 and is by and among VistaPrint Limited, an exempted company registered in Bermuda (the “Company”), and the Shareholders (as such term is defined in the Third Amended and Restated Investor Rights Agreement dated as of August 30, 2004 by and among the Company and the other parties thereto (the “Investor Rights Agreement”). Capitalized terms used herein but not defined shall have the meanings given to them in the Investor Rights Agreement.

WHEREAS, the Company and the Shareholders desire to amend the Investor Rights Agreement as set forth herein.

NOW, THEREFORE, the undersigned hereby agree as follows:

1. The definition of “Initial Public Offering” set forth in Article I of the Investor Rights Agreement is hereby deleted in its entirety and replaced with the following:

‘”Initial Public Offering” means the Company’s initial firm commitment underwritten public offering of Common Shares at a price per share of at least $8.00 (subject to appropriate adjustment for share splits, share dividends, share consolidations or other similar recapitalizations affecting the number of issued Common Shares) pursuant to an effective Registration Statement resulting in gross proceeds to the Company of at least $35,000,000; provided, however, if the Initial Public Offering shall not have occurred by December 31, 2005, the price per share set forth in the foregoing clause shall be increased to $12.33 (subject to appropriate adjustment for share splits, share dividends, share consolidations or other similar recapitalizations affecting the number of issued Common Shares).’

2. Effectiveness. The terms and provisions of this Amendment shall be effective for all purposes upon the receipt of a telecopy by the Company or its counsel of signature pages from (i) the Company, (ii) the holders of more than 50% of the voting power of the Preference Shares then held by the Series B Investors and (iii) holders of at least 50% of the issued Voting Shares held by all Shareholders.

3. No Other Amendment. Except as amended hereby, the Investor Rights Agreement shall remain in full force and effect in accordance with its terms.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, exclusive of its choice of law and conflict of law rules.

Executed as a sealed instrument as of the date set forth below.

If an individual:	If a corporation, partnership, trust or other non-individual signatory:

Signature		Name of Entity

By:
Print Name		Signature
Title:

VISTAPRINT LIMITED

By:
Title: